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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
January 23, 2008

GLOBAL GREEN SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	20-8616221
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

789 West Pender Street
Suite 1010
Vancouver, British Columbia
Canada V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01     REGULATION FD DISCLOSURE

Global Green Solutions Inc.’s (the “Company”) Vertigro joint venture (“Vertigro”) has reached agreement with Sapphire Inc. (“Sapphire”) to conduct a joint research and development project to be located in San Diego, California. Several Vertigro photobioreactors will be built to test the feasibility of producing certain strains of algae biomass. The bioreactors are similar to Vertigro’s field test bed facility currently operating in El Paso, Texas.

Both Sapphire and the Vertigro joint venture partners will fund their individual costs which are estimated to be approximately equal, and the research program will take several months to complete.

Valcent Products Inc. and the Company both own a 50% interest in the Vertigro joint venture; an algae based feedstock initiative, and are subject to 4.5% royalties to Pagic LLC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 23rd day of January, 2008.

GLOBAL GREEN SOLUTIONS INC.

BY:   ARNOLD HUGHES
         Arnold Hughes
         Principal Financial Officer, Principal Accounting
         Officer and Treasurer